Exhibit 99.2

Safeguard Scientifics Announces Aggregate Partner Company Revenue Exceeds Guidance

Complete Fourth Quarter and Year-End 2010 Financial Results to be Released on Thursday, March 3rd; Conference Call and Webcast Scheduled for 9:00am EST

WAYNE, Pa.--(BUSINESS WIRE)--February 17, 2011--Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, today announced that aggregate revenue of its partner companies for 2010 exceeded $400 million, beating previously issued guidance of $360 million to $385 million.

“We are pleased to report that our partner companies, in the aggregate, exceeded previously issued guidance, achieving more than $400 million in revenues for 2010,” said Peter J. Boni, Safeguard President and Chief Executive Officer. "Since we first started publishing this metric in 2007, partner company aggregate revenue has increased every year for the same partner companies — $100 million in 2007; $179 million in 2008; $262 million in 2009; and now more than $400 million in 2010. Now, those are three tough years to get that kind of growth. We continue to remain disciplined in executing our game plan to build value in our partner companies and for our shareholders.”

Figures above include estimated full-year 2010 revenues for Clarient, Inc. As a reminder, Safeguard reports the revenue of its equity method and cost method partner companies on a one-quarter lag basis.

Safeguard will release its financial results for the fourth quarter and year-ended December 31, 2010 prior to market open on Thursday, March 3, 2011.

SAFEGUARD SCIENTIFICS FOURTH QUARTER AND YEAR-END 2010 CONFERENCE CALL

Please call at least 10 minutes prior to the call to register.

Date: Thursday, March 3, 2011

Time: 9:00am EST

Webcast: www.safeguard.com/results

Conference ID#: 45474437

Call-in Number: 800-537-0745
(International) +678-825-8236

Replay Number: 800-642-1687
(International) +706-645-9291
Replay available through April 3, 2011 at 11:59 pm EDT

Podcast: www.safeguard.com/podcast
Available approximately 24 hours after the conclusion of the call

Speakers: President and CEO Peter J. Boni; Senior Vice President and CFO Stephen T. Zarrilli

Format: Discussion of fourth quarter and year-end 2010 financial results followed by Q&A.

For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative life sciences and technology companies. Safeguard targets life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine, Specialty Pharmaceuticals and selected healthcare services, and technology companies in Internet / New Media, Financial Services IT, Healthcare IT and selected business services with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information, please visit our website at www.safeguard.com, our blog at blog.safeguard.com or you can follow us on Twitter @Safeguard and LinkedIn.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this news release.

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CONTACT:
Safeguard Scientifics, Inc.
John E. Shave
Vice President, Business Development and Corporate Communications
610.975.4952